Exhibit (a)(1)(iv)

LETTER TO CLIENTS

ALLIANCE ONE INTERNATIONAL, INC.

Offer to Purchase for Cash Relating to

Any and All of its Outstanding

5  1/2% Convertible Senior Subordinated Notes due 2014

(CUSIP No. 018772AQ6)

Pursuant to the Offer to Purchase dated July 17, 2013

THE OFFER (AS DEFINED BELOW) WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, AT THE END OF FRIDAY, AUGUST 16, 2013, UNLESS EXTENDED AS DESCRIBED IN THE OFFER TO PURCHASE (SUCH DATE AND TIME, AS THE SAME MAY BE EXTENDED, THE “EXPIRATION TIME”) OR EARLIER TERMINATED. REGISTERED HOLDERS (EACH, A “HOLDER” AND COLLECTIVELY, THE “HOLDERS”) OF THE CONVERTIBLE NOTES (AS DEFINED BELOW) MUST VALIDLY TENDER (AND NOT VALIDLY WITHDRAW) THEIR CONVERTIBLE NOTES AT OR PRIOR TO THE EXPIRATION TIME IN ORDER TO BE ELIGIBLE TO RECEIVE THE PURCHASE PRICE (AS DEFINED BELOW). TENDERED CONVERTIBLE NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION TIME.

To Our Clients:

Alliance One International, Inc., a Virginia corporation (“Alliance One”), is making an offer (the “Offer”) to purchase for cash any and all of its outstanding 5  1/2% Convertible Senior Subordinated Notes due 2014 (the “Convertible Notes”), on the terms and subject to the conditions set forth in its Offer to Purchase dated July 17, 2013 (as the same may be amended or supplemented, the “Offer to Purchase”) and in the related Letter of Transmittal (as the same may be amended or supplemented, the “Letter of Transmittal”). Capitalized terms used herein and not defined herein have the meanings ascribed to them in the Offer to Purchase.

The Purchase Price offered in respect of the purchase of Convertible Notes is an amount, paid in cash, equal to $1,030 per $1,000 principal amount of Convertible Notes validly tendered and accepted for purchase (the “Purchase Price”), plus accrued and unpaid interest on such Convertible Notes, if any, up to, but not including, the payment date. The payment date for Convertible Notes validly tendered and not validly withdrawn in the Offer will be promptly after the Expiration Time. It is expected that the payment date for the Offer will be one business day after the Expiration Time.

Only Convertible Notes validly tendered and not validly withdrawn prior to the Expiration Time will be accepted for purchase. Convertible Notes will be accepted for purchase only in principal amounts of $1,000 or an integral multiple thereof.

The Offer is subject to certain conditions. See “Conditions to the Offer” in the Offer to Purchase.

For your information, enclosed herewith are copies of the following documents:

1.	Offer to Purchase; and

2.	Letter of Transmittal (together with the accompanying Internal Revenue Service Form W-9).

We are the Holder of record of your Convertible Notes through our account with The Depository Trust Company (“DTC”). A tender of Convertible Notes may only be made by us as a DTC participant and only pursuant to your written instructions in the form attached hereto (the “Instruction Form”). The enclosed Letter of Transmittal is furnished to you for informational purposes only and cannot be used by you to tender Convertible Notes held by us for your account.

We request instructions as to whether you wish to have us tender on your behalf any or all of the Convertible Notes held by us through our DTC account, pursuant to the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

If you authorize us to tender your Convertible Notes for purchase prior to the Expiration Time, the entire aggregate principal amount of your Convertible Notes will be tendered for purchase, unless you specify a lesser amount on the attached Instruction Form.

We urge you to carefully read the Offer to Purchase, Letter of Transmittal and the other materials provided herewith before instructing us to tender your Convertible Notes.

None of Alliance One, the Dealer Manager or the Information Agent and Tender Agent makes any recommendation in connection with the Offer. Alliance One has not authorized any person to make any such recommendation. You should carefully evaluate all information in the Offer to Purchase and Letter of Transmittal, consult your own attorney, business advisor and tax advisor, and make your own decision whether to tender your Convertible Notes in the Offer and, if so, the amount of Convertible Notes to tender.

PLEASE RETURN YOUR COMPLETED INSTRUCTION FORM TO US IN THE ENCLOSED ENVELOPE OR CONTACT YOUR REPRESENTATIVE WITH INSTRUCTIONS TO PERMIT US TO TENDER YOUR CONVERTIBLE NOTES PRIOR TO THE EXPIRATION TIME.

THE OFFER IS NOT BEING MADE TO, AND TENDERS OF CONVERTIBLE NOTES WILL NOT BE ACCEPTED FROM OR ON BEHALF OF, HOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OR THE ACCEPTANCE OF THE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.

* * * *

INSTRUCTION FORM TO DEPOSITORY TRUST COMPANY PARTICIPANT WITH RESPECT TO

ALLIANCE ONE INTERNATIONAL, INC.

Offer to Purchase for Cash Relating to

Any and All of its Outstanding

5  1/2% Convertible Senior Subordinated Notes due 2014

(CUSIP No. 018772AQ6)

Pursuant to the Offer to Purchase dated July 17, 2013

The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase dated July 17, 2013 (as the same may be amended or supplemented, the “Offer to Purchase”) and the related Letter of Transmittal (as the same may be amended or supplemented, the “Letter of Transmittal”) of Alliance One International, Inc., a Virginia corporation, of its offer to purchase (the “Offer”) for cash any and all of its outstanding 5  1/2% Convertible Senior Subordinated Notes due 2014 (the “Convertible Notes”), upon the terms and subject to the conditions set forth in the Offer to Purchase and the accompanying Letter of Transmittal.

This will instruct you to tender pursuant to the Offer the principal amount of Convertible Notes indicated below (or, if no number is indicated below, the entire aggregate principal amount of Convertible Notes) held by you through your account with The Depository Trust Company for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and Letter of Transmittal.

Type	Aggregate Principal Amount Held for Account of the Undersigned	Principal Amount to be Tendered*
5 1/2% Convertible Senior Subordinated Notes due 2014
* Unless otherwise indicated, the entire principal amount of Convertible Notes indicated above as held by you for the account of the undersigned will be tendered in $1,000 integral multiples.

SIGN HERE

Signature(s):

Name(s) of beneficial owner(s):

Address(es):

Telephone Number(s):	( )

Tax Identification or Social Security Number(s):

My Account Number with You:	Date: